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                                                                  EXHIBIT 5.1

                                                              October 8, 2004
The Robert Mondavi Corporation
841 Latour Court
Napa, California 94558

Ladies and Gentlemen:

        We have acted as counsel to The Robert Mondavi Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (other than the documents incorporated by reference therein) filed by the Company on October 8, 2004 and amended from time to time thereafter (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the common stock, par value $0.001 per share (the "Shares"), of the Company that will be issued to holders, immediately prior to the merger of The Robert Mondavi Corporation, a California corporation ("Mondavi California"), with and into the Company of Mondavi California's Class A common stock, no par value (the "Class A Stock") and Class B common stock, no par value (the "Class B Stock") upon the effective time of the merger as described in the Registration Statement. In the merger, each share of Class A Stock will be converted into one share of the Company's common stock and each share of Class B Stock will be converted into 1.165 shares of the Company's common stock.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

        On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized, and when issued and delivered upon the effective time of the merger will be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the laws of the State of California, and the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Davis Polk & Wardwell under the caption "Legal Matters" in the proxy statement/prospectus incorporated by reference therein.



                                                       Very truly yours,

                                                       /s/ Davis Polk & Wardwell